CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 31, 2003



                            ASTEA INTERNATIONAL INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    0-26330                    23-2119058
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)            Identification No.)


                               240 Gibraltar Road
                           Horsham, Pennsylvania 19044
                    (Address of principal executive offices)


                                 (215) 682-2500
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On March 31, 2003, Astea International Inc. reported the results for the three-months and year ended December 31, 2002 which are set forth in the press release in an Exhibit hereto.

ITEM 7. EXHIBITS

Exhibit 99 Press Release dated March 31, 2003.


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                                  EXHIBIT INDEX

Exhibit Number             Description

99                         Press Release dated March 31, 2003

                                                                      Exhibit 99

Astea Reports Profitable Fourth Quarter; Company Poised for Profitable 2003 as Momentum Builds

    HORSHAM, Pa.--(BUSINESS WIRE)--March 31, 2003--Astea International Inc. (NASDAQ: ATEA), a global provider of Service Smart, Enterprise Proven CRM solutions, announced its fourth quarter and year-end financial results for fiscal 2002.
    For the fourth quarter ended December 31, 2002, Astea reported total revenues of $4.7 million compared to revenues of $4.3 million for the fourth quarter ended December 31, 2001, an increase of 9%. The Company reported net income for the quarter of $299,000 or $0.02 per fully diluted share compared to a net loss of $935,000 or ($0.06) per fully-diluted share for the same period in 2001.
    For the fiscal year ended December 31, 2002, Astea reported revenues of $16.8 million compared to revenues of $17.4 million for the fiscal year ended December 31, 2001. The Company reported a net loss of $1.3 million or ($0.09) per fully-diluted share for fiscal 2002 versus a net loss of $1.5 million or ($0.10) per fully-diluted share for fiscal 2001.
    Zack Bergreen, chairman and chief executive officer of Astea commented, "We are optimistic that we have begun to see demand that was not present early in 2002. Buyers remain cautious, but the latest version of the Astea Alliance CRM Suite, our flagship product, is gaining traction in the marketplace. Our fourth quarter results reflect that increase in demand, as well as our internal cost control measures which have left Astea a more efficient company."
    Astea increased software-licensing revenues by 6% to $1.9 million in the fourth quarter compared to $1.8 million in the fourth quarter of 2001. For the year ended December 31, 2002, software-licensing revenues were slightly ahead of revenues for the same period in the prior year.
    Astea's investment in sales and marketing were up versus the fourth quarter of 2001, while overall expenditures for software license fees, professional services and administrative fees decreased in the fourth quarter of 2002 to approximately $4.4 million versus $5.3 million for the fourth quarter of 2001. For the year ended December 31, 2002, total costs and expenses decreased slightly to $18.0 million compared to $19.2 million for fiscal 2001 due to ongoing cost containment.
    The increased software licensing revenues were complemented by a 12% increase in professional services and software maintenance revenues to approximately $2.8 million for the fourth quarter of 2002 from approximately $2.5 million for the fourth quarter of 2001. For the year ended December 31, 2002, professional services and software maintenance revenues were approximately $10.3 million compared to $11.0 million for fiscal 2001.
    According to Bergreen, "Worldwide market conditions that severely depressed demand for enterprise software throughout 2001 and the first half of 2002 certainly muted our results for the fiscal year. We do, however, believe that the introduction of our Astea Alliance 6 products is well timed to maximize opportunities in a slow market recovery. The Company remains on track to increase revenues and expects operating results to continue to improve in 2003.

    Fourth Quarter Highlights

    -- Astea reported its second consecutive quarterly profit in the fourth quarter of 2002. On the heels of the profitable third quarter, the cumulative net earnings per share for the last half of 2002 was $0.04 per share, on revenues of $9.5 million, which compares favorably to the last six months of 2001 which produced a net loss per share of ($0.10), on revenues of $7.8 million, and versus a net loss per share of ($0.13), on revenues of $7.3 million in the first half of 2002.

    --  Astea's new customer wins included:

        -- Enovation Graphic Systems, a subsidiary of Fuji Photo Film U.S.A, and the third Fuji company to license the Astea software, will use Astea Alliance to assist its nationwide customer support and field service processes.

        -- Optos PLC, headquartered in Dunferline, Scotland, is an emerging global company that selected Astea Alliance to automate management of customer support, equipment services and sales operations at its North American facility in Marlborough, MA, and also integrate with the company's financial and ERP systems at its headquarters.

        -- Mettler Toledo Inc., based in Columbus, OH, chose Astea Alliance to integrate with the company's overall ERP system and to enhance call center customer service, planned maintenance and calibration of instrumentation at field service and depot locations.

        -- Building Maintenance Company of Gateshead, England licensed the Astea Alliance service, sales and call center modules to integrate business processes across all of its sites, and assist in changing the company's focus to proactive service, enabling the company to anticipate problems before they occur.

        -- BANC:source Inc. of Henderson, KY, selected Astea Alliance to assist in managing 1,400 service contracts with over 1,000 customers. By utilizing the scalability of Astea Alliance, the company expects to improve productivity and utilization, and with tighter administration of contracts, improve profitability and the accuracy of revenue forecasting.

    -- Circuit City Stores, Inc. (NYSE: CC) agreed to expand its Astea Alliance configuration to manage Point-of-Sale systems and other in-store equipment at more than 600 stores. By leveraging the functionality and scalability of the Astea Alliance CRM suite selected last September to manage scheduling for in-home installations, Circuit City is now utilizing a single solution for two previously discrete business processes: customer-facing installation services and internal store equipment support.

    --  Other customer wins include Australian-based Skilled
        Communications Services - the first Asia Pacific installation of the new Astea Alliance 6 platform - and Brolin Retail
        Systems with offices in Ohio, Kentucky and Indiana.

    Astea will host a conference call that will be broadcast live over the Internet at 10:00 a.m. EST on Tuesday, April 1, 2003 to discuss the Company's fourth quarter and year end financial results. Investors can access the call from the Company's Web site at http://www.astea.com by clicking on "Investors" located on the home page, far left column, and then "Overview." To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

    About Astea International

    Astea International Inc. (www.astea.com) is a global supplier of integrated Customer Relationship Management (CRM) solutions that provide service-centric companies with a rapid return on their technology investment. Astea's flagship product, Alliance CRM Suite, integrates, automates and streamlines sales and service business processes, thereby increasing productivity, competitive advantage, customer focus, top-line revenue growth and profitability. The full module set includes Sales & Marketing, Contact Center, Field Service, Professional Services and Mobile CRM solutions. Extending relationship from the field to the front office, the Company offers over twenty years of domain expertise, linking disparate business organizations and collapsing the time from contract to cash. Astea Alliance solutions manage the entire customer lifecycle from generating leads, to closing sales to providing world-class support that drives business.

    (C) 2003 Astea International Inc. Astea and Astea Alliance are trademarks of Astea International Inc. All other company and product names contained herein are trademarks of the respective holders.

    This press release contains forward-looking statements that are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are possibilities that the companies mentioned in this press release may not purchase licenses for Astea products, the continuing acceptance of Astea's products, general competitive pressures in the marketplace, and continued overall growth in the customer relationship management solutions industry. Further information regarding these as well as other key risk factors and meaningful cautionary statements that could affect the Company's financial results are included at length in the Company's Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission.

    CONTACT: Astea International, Inc.
             INVESTOR RELATIONS
             Rick Etskovitz, Chief Financial Officer, 215/682-2500 ricke@astea.com
              or
             MEDIA RELATIONS
             Gregory FCA Communications, Inc.
             David Evanson, 610/642-8253
             devanson@gregoryfca.com

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Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            ASTEA INTERNATIONAL INC.


Date:  March 31, 2003       By: /s/ Zack B. Bergreen
                                ------------------------------------------
                                Zack B. Bergreen
                                President and Chief Executive Officer

                            By: /s/Fredric Etskovitz
                                ------------------------------------------
                                Fredric Etskovitz
                                Chief Financial Officer

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